Exhibit 23.0


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-42628, No. 333-82602, No. 333-102774 and
No. 333-76919) of Capital Bank Corporation of our report dated March 10, 2005 relating to the financial statements and April 22, 2005 relating to management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K/A


/s/  PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Raleigh, North Carolina
April 22, 2005






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